UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 15, 2011

Kratos Defense & Security Solutions, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-27231	13-3818604
(State or Other Jurisdiction of Incorporation)	Commission File Number	(I.R.S. Employer Identification Number)

4820 Eastgate Mall, San Diego, CA 92121

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 812-7300

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On April 15, 2011, Kratos Defense & Security Solutions, Inc. (the “Company”), the guaranteeing subsidiaries party thereto and Wilmington Trust FSB, as trustee and collateral agent (“Wilmington Trust”), entered into a supplemental indenture (the “Third Supplemental Indenture”) to that certain Indenture, dated as of May 19, 2010, by and among the Company, the guarantors party thereto and Wilmington Trust, as trustee and collateral agent (as amended or supplemented, the “Existing Kratos Indenture”), under which the Company previously issued $225.0 million in aggregate principal amount of its 10% Senior Secured Notes due 2017 (the ‘‘Existing Kratos Notes’’).  Pursuant to the terms of the Third Supplemental Indenture, the Company (i) amended certain definitions of the Existing Kratos Indenture related to the Registration Rights Agreement and the Exchange Offer (each as defined therein), (ii) amended Section 4.08(a) of the Existing Kratos Indenture, to reduce the amount of certain indebtedness that the Company and certain of its Restricted Subsidiaries (as defined therein) may incur from $325 million to $285 million, (ii) amended Section 6.01 of the Existing Kratos Indenture, to add to the definition for an event of default the termination of any security interest created by any Collateral Agreement (as defined therein) and the breach or repudiation by the Company or any of its Restricted Subsidiaries of any of their obligations under any Collateral Agreement, subject in each case to certain exceptions, and (iii) issued the Stage II Notes (as defined below). The Stage II Notes are identical to, and are pari passu with, the Existing Kratos Notes, except the Stage II Notes are subject to transfer restrictions under applicable securities laws and have different CUSIP and ISIN numbers until the date on which the Exchange Offer with respect to the Stage II Notes is consummated, at which time, the Company intends to cause such Stage II Notes to have the same CUSIP and ISIN numbers as the Existing Kratos Notes. The Stage II Notes and the Existing Kratos Notes are treated as a single series of notes under the Existing Kratos Indenture.

The foregoing summary of the Third Supplemental Indenture does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Third Supplemental Indenture, a copy of which is attached hereto as Exhibit 4.1 and the terms of which are incorporated herein by reference.

Item 1.02.  Termination of a Material Definitive Agreement.

The information set forth below under Item 8.01 as related to the satisfaction and discharge of the Stage I Indenture and the Stage I Notes as of April 15, 2011, is hereby incorporated by reference into this Item 1.02.

Item 8.01.  Other Events.

As previously disclosed in the Company’s Form 8-K filed with the Securities and Exchange Commission on April 7, 2011, the Company, the guarantor party thereto and Wilmington Trust, as trustee and collateral agent, entered into a supplemental indenture, dated April 4, 2011 (the “Supplemental Indenture”), to that certain Indenture, dated as of March 25, 2011, by and among Acquisition Co. Lanza Parent (the “Stage I Issuer”), the guarantor party thereto, and Wilmington Trust, as trustee and collateral agent (the “Stage I Indenture”), under which the Stage I Issuer previously issued $285.0 million in aggregate principal amount of its 10% Senior Secured Notes due 2017 (the ‘‘Stage I Notes’’).  Pursuant to the terms of the Supplemental Indenture, the Company (i) assumed all the obligations of the Stage I Issuer under the Stage I Indenture, the Stage I Notes and the Collateral Agreements (as defined in the Stage I Indenture) and (ii) the Company became the issuer of the Stage I Notes under the Stage I Indenture and pledgor under the Collateral Agreements. Furthermore, on April 4, 2011, the Company (as successor issuer under the Stage I Indenture) issued a notice of redemption to redeem all of the outstanding Stage I Notes on April 15, 2011 (the “Exchange Redemption Date”).

On the Exchange Redemption Date, the Company (as successor issuer under the Stage I Indenture) redeemed all of the outstanding Stage I Notes, at a redemption price (the “Redemption Price”) equal to the principal amount of each Stage I Note. The consideration paid to each holder of Stage I Notes (each, a “Holder” and collectively, the “Holders”) on the Exchange Redemption Date to redeem the Stage I Notes consisted only of 10% Senior Secured Notes due 2017 (the “Stage II Notes”) issued by the Company pursuant to the Third Supplemental Indenture to the Existing Kratos Indenture in exchange for a like principal amount of such Stage I Notes (the “Mandatory Exchange Redemption”). On and after the Exchange Redemption Date, interest ceased to accrue on the Stage I Notes called for redemption and the Stage I Notes and the Stage I Indenture were deemed to have been satisfied and discharged in full.  The Stage II Notes were delivered in book-entry form through the facilities of The Depository Trust Company for the accounts of its participants, including Euroclear Bank S.A./N.V., as operator of the Euroclear System, and Clearstream Banking, Societe Anonyme, Luxembourg, on the Exchange Redemption Date.

Item 9.01.  Financial Statements and Exhibits.

(d)         Exhibits.

4.1                                 Third Supplemental Indenture, dated April 15, 2011, by and among Kratos Defense & Security Solutions, Inc., the guaranteeing subsidiaries named therein and Wilmington Trust FSB, as trustee and collateral agent, to the Indenture, dated as of May 19, 2010 (as amended or supplemented), among Kratos Defense & Security Solutions, Inc., the guarantors party thereto and Wilmington Trust FSB, as trustee and collateral agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kratos Defense & Security Solutions, Inc.

By:	/s/ Deborah S. Butera
Deborah S. Butera
Senior Vice President, General Counsel and Secretary/Registered In-House Counsel

Date:  April 18, 2011